UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2004

Axesstel, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-28135	91-1982205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6305 Lusk Boulevard, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 625-2100

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 16, 2004, Axesstel, Inc. (“Axesstel”) completed the sale to an institutional investor of a promissory note in the principal amount of $3 million convertible into shares of its common stock at an initial conversion price of $3.16 per share. The terms of the sale included the issuance to the investor of a warrant to purchase up to 100,000 of its common stock, the first 50,000 shares of which are exercisable at $3.31 per share, the next 25,000 of which are exercisable at $3.59 per share and the balance of which are exercisable at $3.88 per share. The Securities Purchase Agreement is attached as Exhibit 10.1. On March 16, 2004, Axesstel issued a press release concerning these financings. The press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of March 16, 2004, by and between Axesstel and Laurus Master Fund Ltd.

99.1	Press Release of March 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

Date: March 25, 2004	By:	/s/ Hong Joon Chough
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of March 16, 2004, by and between Axesstel and Laurus Master Fund Ltd.

99.1	Press Release of March 16, 2004.